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                                                                   Exhibit 99.1


For more information, please contact:
Beth Morrissey                               Stephen J. Nill
Sonus Networks                               Sonus Networks
978-589-8579                                 978-392-8277
bmorrissey@sonusnet.com                      snill@sonusnet.com



                 SONUS NETWORKS TO ACQUIRE TELECOM TECHNOLOGIES
      STRATEGIC ACQUISITION BROADENS SONUS' PORTFOLIO OF VOICE SOLUTIONS;
                  BOLSTERS SONUS' COMPREHENSIVE ACCESS STRATEGY

WESTFORD, MASS., NOVEMBER 2, 2000 - Sonus Networks (Nasdaq: SONS), a leading provider of voice infrastructure solutions for the new public network, today announced a definitive agreement to acquire privately-held telecom technologies, inc. based in Richardson, Texas. telecom technologies is a leading developer of next-generation softswitch solutions. Softswitches provide the network intelligence to next-generation networks, which enable service providers to offer new and innovative voice and data services and to dramatically reduce their costs. Sonus will acquire telecom technologies in a stock-for-stock transaction in which Sonus will issue 10.8 million shares of stock, plus an additional 4.2 million shares if telecom technologies achieves certain business objectives.

"The market for next-generation voice infrastructure solutions is developing rapidly and represents a huge opportunity," said Hassan Ahmed, president and CEO, Sonus Networks. "Sonus has gained an important first mover advantage and our acquisition of telecom technologies and its industry-leading solutions will extend our leadership position in this market. We believe telecom technologies' softswitch technology is highly complementary with Sonus' softswitch capabilities, enabling us to offer to our customers the industry's broadest range of features and functionality."

Sonus has distinguished itself in the industry with the most scalable and highest performing next-generation switching and softswitch platforms, supporting the full range of voice applications including trunking, access and Internet offload. telecom technologies' focus on multivendor softswitch services and media gateway interoperability extends Sonus' product portfolio, particularly in the access market. This acquisition furthers Sonus' drive to provide all of the network intelligence that service providers require to successfully deploy end-to-end, heterogeneous, next-generation voice networks.

telecom technologies brings to Sonus a unique combination of softswitch technology, a highly successful partner program and interoperability lab, a range of engineering services, and a talented team of networking professionals. telecom technologies' INtelligentIP softswitch is a standards-compliant platform that supports a wide range of media gateways and access devices, as well as an array of leading-edge applications delivered through telecom technologies' INIP Powered-SM- Partner

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Program. The INIP Powered Partner Program, which complements Sonus' Open
Services Partner Alliance, promotes standards-based interoperability between dozens of application, softswitch and hardware vendors and will remain an important part of the combined companies' approach to serving customer needs. Rounding out its capabilities, telecom technologies' professional engineering services bring additional experience in the design and deployment of intelligent converged networks.

With approximately 200 employees, about two-thirds of whom are engineers, telecom technologies provides Sonus with a strong team of engineering and product development talent focused on advanced software solutions for the voice market. Additionally, Sonus will be able to leverage telecom technologies' presence in Richardson's Telecom Corridor-Registered Trademark- to further expand its engineering capability. "We're extremely excited to add this talented group of networking professionals to the Sonus team," continued Ahmed.

"telecom technologies was founded in 1993 with the vision to build a flexible and creative environment for the development of software expertise and solutions for the telecom industry," said Anousheh Ansari, founder and CEO, telecom technologies. "We are delighted to be joining forces with Sonus. We believe this is the ideal partnership to leverage the success that we have achieved. Together we offer our customers an unbeatable platform upon which to deliver high value-add services."

The transaction will be accounted for as a purchase and is expected to be completed in the first quarter of Sonus' fiscal year 2001. Sonus will issue 10.8 million Sonus common shares at closing. Up to an additional 4.2 million Sonus common shares will be issued from time to time through the end of fiscal year 2002 if telecom technologies fulfills certain business objectives during that period. An additional 3.0 million restricted Sonus common shares will be granted to employees upon the completion of the acquisition and will be subject to achievement of certain milestones and employment conditions over the next two years. The purchase is expected to result in a one-time charge currently estimated to be in the range of $30 to $50 million for an accounting write-off assigned to in-process research and development, which will be taken in the quarter in which the acquisition is completed. The acquisition has been approved by the Board of Directors of each company and is subject to customary regulatory approvals.

Upon completion of the acquisition, telecom technologies will become a division of Sonus Networks and remain in Richardson, Texas. Anousheh Ansari, telecom technologies' founder and CEO, will become general manager and vice president of this Sonus division, and will report to Hassan Ahmed, Sonus' president and CEO. In addition, all telecom technologies employees will become employees of Sonus Networks.

Sonus will conduct a conference call to discuss this acquisition on Thursday, November 2, 2000 at 5:45 p.m. eastern standard time. Details of that call will be provided in a separate media advisory issued today.

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ABOUT TELECOM TECHNOLOGIES, INC.

telecom technologies, INC., is a leading supplier of next-generation softswitch solutions that enable service providers to enhance system performance, lower operating costs and furnish new revenue opportunities. By allowing for seamless integration between existing legacy networks and application-centric, next-generation networks via the INtelligentIP softswitch as well as industry interoperability via the INIP Powered-SM- Program (www.inippowered.com), telecom technologies has been an important participant in platforms providing customers with fully integrated, end-to-end multi-service technology solutions.

Headquartered in the Telecom Corridor-Registered Trademark- in Richardson, Texas, telecom technologies is accessible via the Internet at www.telecomtechnologies.com or by phone at 972-301-4900 or 1-888-FONE-TTI.

ABOUT SONUS NETWORKS

Sonus Networks, Inc. is a leading provider of voice infrastructure products for the new public network. Sonus' solutions enable service providers to deploy an integrated network capable of carrying both voice and data traffic, and to deliver a range of innovative, new services. The Sonus Open Services Architecture (OSA) and award-winning Packet Telephony suite cut the time-to-market for competitive new service products, allowing carriers and third-party developers to expand marketshare and build important new revenue streams. Its highly scalable products fully interoperate with and extend the life and utility of today's public network. Sonus embodies in its management and staff decades of experience in developing carrier-class voice, data and multimedia solutions for implementation in the world's largest networks. Sonus, founded in 1997, is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Sonus that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Sonus' Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. These risk factors include, among others, the Company's ability to grow its customer base, dependence on new product offerings, market acceptance of our products, rapid technological and market change and manufacturing and sourcing risks.

Open Services Partner Alliance and Open Services Architecture are trademarks of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.